Vertiv Reports Strong Fourth Quarter Results and Provides Full Year 2024 Outlook
•Fourth quarter net sales of $1,865 million, 13% higher than the fourth quarter of 2022
•Fourth quarter organic orders up 23% from fourth quarter 2022. Record high $5.5 billion backlog at the end of fourth quarter 2023
•Fourth quarter operating profit of $285 million and adjusted operating profit(1) of $330 million, up 57% from fourth quarter 2022
•Operating cash flow of $356 million and adjusted free cash flow(1) of $305 million, an increase of $162 million over the fourth quarter 2022. Net leverage of 1.9x at end of fourth quarter 2023
•Full year 2023 operating cash flow of $901 million and adjusted free cash flow of $778 million, an increase of $1,038 million compared to full year 2022 and expect full year 2024 adjusted free cash flow(2) of $800 to $850 million
•Expect full year 2024 net sales growth of 10%, operating profit of $1,095 to $1,145 million and adjusted operating profit of $1,275 to $1,325 million, a 23% increase at the mid-point compared to full year 2023

COLUMBUS, Ohio February 21, 2024 – Vertiv Holdings Co (NYSE: VRT), a global provider of critical digital infrastructure and continuity solutions, today reported financial results for its fourth quarter and full year ended December 31, 2023. Vertiv reported fourth quarter 2023 net sales of $1,865 million, an increase of $211 million, or 13%, compared to fourth quarter 2022 and a 12% organic net sales(1) increase, which excludes the impact of foreign currency. The book-to-bill ratio was 1.3x in the fourth quarter and organic orders increased 23% from last year’s fourth quarter, as underlying market demand remained strong.
Fourth quarter 2023 operating profit of $285 million increased $123 million and adjusted operating profit of $330 million increased $120 million, or 57%, from fourth quarter 2022. Adjusted operating margin expanded 500 basis points to 17.7% compared to fourth quarter 2022 driven by benefits from commercial execution and increased volume and productivity partially offset by growth investments in R&D and capacity.
“Vertiv delivered a strong fourth quarter, capping off a year of significant progress built on our unrelenting focus on operational execution, driving a high-performance culture and demonstrating financial strength underpinned by continued robust market demand for Vertiv’s innovative products and services,” said Giordano Albertazzi, Vertiv’s Chief Executive Officer. “This strong performance positions us well for continued momentum in 2024 as we continue to grow, further enhance our operational excellence and build a cultural DNA across the organization to ensure our continued market leadership in a dynamic industry.”
“We see tremendous opportunity ahead as the data center needs of AI drive additional market demand. Our fourth quarter acquisition of CoolTera and our continued commitment to supporting our customers reinforce our strong position in liquid cooling for high density compute applications driven by AI demand. With our ability to develop and deliver solutions across the entire thermal and power technology spectrum and customize at scale, our unparalleled service organization, our strong partnerships with leading industry players and our deep customer relationships, Vertiv is uniquely positioned for leadership in a strong and accelerating market.”
Dave Cote, Vertiv’s Executive Chairman, added: “In his first year as CEO, Gio and his team have put Vertiv on a firm footing, achieving improved performance across all financial metrics, including profitability and strong adjusted free cash flow which supports acceleration of our long-term capital deployment framework. Vertiv is laying the foundation and building a resilient organization for sustained growth and long-term-value creation.”

Adjusted Free Cash Flow and Liquidity
Net cash generated by operating activities in the fourth quarter was $356 million, an increase of $176 million from fourth quarter 2022 and adjusted free cash flow was $305 million, an increase of $162 million from fourth quarter 2022. Fourth quarter adjusted free cash flow performance was driven by higher adjusted operating profit and continued improvement in working capital management which were partially offset by an increase in capital expenditures to support growth.
In December 2023, Vertiv’s credit rating was upgraded to Ba3 by Moody’s Investors Service and upgraded to BB by S&P Global Ratings reflecting a strengthened balance sheet from improved operational performance, including strong cash flow generation and margin expansion. Liquidity increased to $1.3 billion at the end of fourth quarter 2023 and borrowings under our ABL credit facility remained at zero at year-end. Vertiv’s $2.1 billion term loan was repriced in December 2023, lowering our interest rate by 25 basis points and annual interest expense by approximately $5.3 million. Net leverage at the end of fourth quarter 2023 was 1.9x, within the target net leverage range of 1.0x to 2.0x we announced at our November investor conference. As previously announced, we plan to accelerate capital deployment activity in 2024 within the framework described at the investor conference.
Full Year and First Quarter 2024 Guidance
We continue to see strong and accelerating trends in the data center market, including increasing demand for critical digital infrastructure to support AI deployment at scale. We are accelerating growth opportunities with our decades of experience and market leadership, technology, extensive portfolio and scale. Additionally, we are increasing our capital expenditures plan for 2024 to $175 to $200 million to support the growth trajectory.

First Quarter 2024 Guidance
Net sales	$1,575M - $1,625M
Organic net sales growth(2)	3.5% - 6.5%
Adjusted operating profit(1)	$200M - $220M
Adjusted operating margin(2)	12.9% - 13.3%
Adjusted diluted EPS(1)	$0.32 - $0.36

Full Year 2024 Guidance
Net sales	$7,515M - $7,655M
Organic net sales growth(2)	9.0% - 11.0%
Adjusted operating profit(1)	$1,275M - $1,325M
Adjusted operating margin(2)	16.9% - 17.3%
Adjusted diluted EPS(1)	$2.20 - $2.26
Adjusted free cash flow(2)	$800M - $850M
(1)    This release contains certain non-GAAP metrics. For reconciliations to the relevant GAAP measures and an explanation of the non-GAAP measures and reasons for their use, please refer to sections of this release entitled “Non-GAAP Financial Measures” and “Reconciliation of GAAP and non-GAAP Financial Measures.”
(2)    This is a forward-looking non-GAAP financial measure that cannot be reconciled for those reasons set forth under “Non-GAAP Financial Measures” of this release.

Fourth Quarter 2023 Earnings Conference Call
Vertiv’s management team will discuss the Company’s results during a conference call on Wednesday, February 21, starting at 11 a.m. Eastern Time. The call will contain forward-looking statements and other material information regarding Vertiv’s financial and operating results. A webcast of the live conference call will be available for interested parties to listen to by going to the Investor Relations section of the Company’s website at investors.vertiv.com. A slide presentation will be available before the call and will be posted to the website, also at investors.vertiv.com. A replay of the conference call will also be available for 30 days following the webcast.
About Vertiv Holdings Co
Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit vertiv.com.
Category: Financial News
Non-GAAP Financial Measures
Financial information included in this release has been prepared in accordance with Generally Accepted Accounting Principles (“GAAP”). Vertiv has included certain non-GAAP financial measures in this news release, as indicated above, that may not be directly comparable to other similarly titled measures used by other companies and therefore may not be comparable among companies. These non-GAAP financial measures include organic net sales growth (including on a segment basis), adjusted operating profit, adjusted operating margin, adjusted diluted EPS and adjusted free cash flow, which management believes provides investors with useful supplemental information to evaluate the Company’s ongoing operations and to compare with past and future periods. Management also uses certain non-GAAP measures internally for forecasting, budgeting and measuring its operating performance. These measures should be viewed as supplementing, and not as an alternative or substitute for, the Company's financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, Vertiv has provided reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to first quarter and full-year 2024 guidance, including organic net sales growth, adjusted free cash flow and adjusted operating margin, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For those reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
See “Reconciliation of GAAP and Non-GAAP Financial Measures” in this release for Vertiv’s reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures.
Cautionary Note Concerning Forward-Looking Statements
This news release, and other statements that Vertiv may make in connection therewith, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to Vertiv’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding Vertiv’s financial position, capital structure, indebtedness, business strategy and plans, and objectives of Vertiv management for future operations, as well as statements regarding growth, anticipated demand for our products and services, and our business prospects during 2024, as well as expected impacts from our pricing actions, and our guidance for first quarter and full year 2024. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Vertiv cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this news release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,”

“predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on Vertiv. There can be no assurance that future developments affecting Vertiv will be those that Vertiv has anticipated. Vertiv undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Vertiv’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Vertiv has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports, including those set forth in the Vertiv 2022 Annual Report on Form 10-K filed with the SEC on February 27, 2023. These risk factors and those identified elsewhere in this release, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: risks relating to the continued growth of Vertiv’s customers’ markets; disruption of Vertiv’s customers’ orders or Vertiv’s customers’ markets; less favorable contractual terms with large customers; risks associated with governmental contracts; failure to mitigate risks associated with long-term fixed price contracts; competition in the infrastructure technologies industry; failure to obtain performance and other guarantees from financial institutions; failure to realize sales expected from Vertiv’s backlog of orders and contracts; failure to properly manage Vertiv’s supply chain or difficulties with third-party manufacturers; our ability to forecast changes in prices, including due to inflation in material, freight and/or labor costs, and timely implement measures necessary to mitigate the impacts of any such changes; risks associated with our significant backlog, including that the impacts of any measures taken to mitigate inflation will not be reflected in our financial statements immediately; failure to meet or anticipate technology changes; risks associated with information technology disruption or security; risks associated with the implementation and enhancement of information systems; failure to realize the expected benefit from any rationalization, restructuring and improvement efforts; Vertiv’s ability to realize cost savings in connection with Vertiv’s restructuring program; disruption of, or changes in, Vertiv’s independent sales representatives, distributors and original equipment manufacturers; changes to tax law; ongoing tax audits; costs or liabilities associated with product liability; the global scope of Vertiv’s operations; risks associated with Vertiv’s sales and operations in emerging markets; risks associated with future legislation and regulation of Vertiv’s customers’ markets both in the U.S. and abroad; Vertiv’s ability to comply with various laws and regulations, and the costs associated with legal compliance; adverse outcomes to any legal claims and proceedings filed by or against Vertiv; risks associated with current or potential litigation or claims against Vertiv; Vertiv’s ability to protect or enforce its proprietary rights on which its business depends; third-party intellectual property infringement claims; liabilities associated with environmental, health and safety matters, including risks associated with the COVID-19 pandemic; failure to achieve environmental, social and governance goals; failure to realize the value of goodwill and intangible assets; exposure to fluctuations in foreign currency exchange rates; exposure to increases in interest rates set by central banking authorities; failure to maintain internal controls over financial reporting; the unpredictability of Vertiv’s future operational results, including the ability to grow and manage growth profitably; potential net losses in future periods; Vertiv’s level of indebtedness and the ability to incur additional indebtedness; Vertiv’s ability to comply with the covenants and restrictions contained in our credit agreements including restrictive covenants that restrict operational flexibility; Vertiv's ability to comply with the covenants and restrictions contained in our credit agreements that is not fully within our control; Vertiv’s ability to access funding through capital markets; the significant ownership and influence certain stockholders have over Vertiv; resales of Vertiv's securities may cause volatility in the market price of our securities; Vertiv's organizational documents contain provisions that may discourage unsolicited takeover proposals; Vertiv's certificate of incorporation includes a forum selection clause, which could discourage or limit stockholders’ ability to make a claim against it; the ability of Vertiv's subsidiaries to pay dividends; the ability of Vertiv to grow and manage growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; Vertiv’s ability to manage the succession of its key employees; factors relating to the business, operations and financial performance of Vertiv and its subsidiaries, including: global economic weakness and uncertainty; Vertiv’s ability to attract, train and retain key members of its leadership team and other qualified personnel; the adequacy of Vertiv’s insurance coverage; a failure to benefit from future corporate transactions; risks associated with Vertiv’s limited history of operating as an independent company; and other risks and uncertainties indicated in Vertiv’s SEC reports or documents filed or to be filed with the SEC by Vertiv.

Forward-looking statements included in this news release speak only as of the date of this news release or any earlier date specified for such statements. All subsequent written or oral forward-looking statements attributable to Vertiv or persons acting on Vertiv’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements.
For investor inquiries, please contact:
Lynne Maxeiner
Vice President, Global Treasury & Investor Relations
Vertiv
T +1 614-841-6776
E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:
Peter Poulos
FleishmanHillard for Vertiv
T +1 646-284-4991
E: peter.poulos@fleishman.com

Source: Vertiv Holdings Co

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF EARNINGS(LOSS) (Unaudited)
(Dollars in millions except for per share data)

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Net sales
Net sales - products	$1,477.9	$1,295.5	$5,406.1	$4,335.3
Net sales - services	387.5	359.1	1,457.1	1,356.2
Net sales	1,865.4	1,654.6	6,863.2	5,691.5
Costs and expenses
Cost of sales - products	949.1	917.4	3,575.7	3,219.1
Cost of sales - services	232.9	225.5	887.0	856.3
Cost of sales	1,182.0	1,142.9	4,462.7	4,075.4
Operating expenses
Selling, general and administrative expenses	348.8	303.3	1,312.3	1,178.3
Amortization of intangibles	45.2	48.1	181.3	215.8
Restructuring costs	5.1	0.6	28.6	0.7
Foreign currency (gain) loss, net	2.7	1.9	16.0	3.7
Other operating expense (income)	(3.6)	(4.6)	(9.9)	(5.8)
Operating profit (loss)	285.2	162.4	872.2	223.4
Interest expense, net	42.9	45.8	180.1	147.3
Loss on extinguishment of debt	0.5	—	0.5	—
Change in fair value of warrant liabilities	54.5	33.1	157.9	(90.9)
Income (loss) before income taxes	187.3	83.5	533.7	167.0
Income tax expense (benefit)	(45.3)	56.9	73.5	90.4
Net income (loss)	$232.6	$26.6	$460.2	$76.6

Earnings (loss) per share:
Basic	$0.61	$0.07	$1.21	$0.20
Diluted	$0.60	$0.07	$1.19	$(0.04)
Weighted-average shares outstanding
Basic	381,562,642	377,320,182	380,144,059	376,730,519
Diluted	390,499,535	378,393,258	386,226,267	378,224,051

Vertiv Holdings Co
CONSOLIDATED BALANCE SHEETS (Unaudited)
(Dollars in millions)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$780.4	$260.6
Accounts receivable, less allowances of $29.1 and $18.4, respectively	2,185.2	1,888.8
Inventories	884.3	822.0
Other current assets	151.6	187.3
Total current assets	4,001.5	3,158.7
Property, plant and equipment, net	560.1	489.4
Other assets:
Goodwill	1,330.3	1,284.7
Other intangible assets, net	1,672.9	1,816.1
Deferred income taxes	159.8	46.4
Right-of-use assets, net	173.5	166.4
Other	100.4	134.0
Total other assets	3,436.9	3,447.6
Total assets	$7,998.5	$7,095.7
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$21.8	$21.8
Accounts payable	986.4	984.0
Deferred revenue	638.9	358.7
Accrued expenses and other liabilities	611.8	513.7
Income taxes	46.5	19.7
Total current liabilities	2,305.4	1,897.9
Long-term debt, net	2,919.1	3,169.1
Deferred income taxes	159.5	176.5
Warrant liabilities	195.0	58.7
Long-term lease liabilities	142.6	132.0
Other long-term liabilities	262.0	219.6
Total liabilities	5,983.6	5,653.8
Equity
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.0001 par value, 700,000,000 shares authorized, 381,788,876 and 377,368,837 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Additional paid-in capital	2,711.3	2,630.7
Accumulated deficit	(691.9)	(1,142.6)
Accumulated other comprehensive (loss) income	(4.5)	(46.2)
Total equity	2,014.9	1,441.9
Total liabilities and equity	$7,998.5	$7,095.7

Vertiv Holdings Co
CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)
(Dollars in millions)

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Cash flows from operating activities:
Net income (loss)	$232.6	$26.6	$460.2	$76.6
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation	19.7	18.7	74.3	72.0
Amortization	49.2	51.8	196.7	230.4
Deferred income taxes	(130.9)	13.4	(131.6)	(8.6)
Amortization of debt discount and issuance costs	1.6	0.1	7.9	7.5
Change in fair value of warrant liabilities	54.5	33.1	157.9	(90.9)
Stock-based compensation	6.2	4.6	25.0	24.7
Payment of contingent consideration	—	—	—	(8.7)
Gain on sale of property, plant and equipment	—	(3.7)	—	(3.7)
Changes in operating working capital	84.5	(1.2)	66.7	(449.2)
Other	38.8	37.3	43.4	(2.9)
Net cash provided by (used for) operating activities	356.2	180.7	900.5	(152.8)
Cash flows from investing activities:
Capital expenditures	(47.8)	(38.3)	(127.9)	(100.0)
Investments in capitalized software	(3.3)	(3.0)	(6.7)	(11.0)
Proceeds from disposition of property, plant and equipment	—	3.9	12.4	3.9
Acquisition of business	(28.8)	—	(28.8)	(5.0)
Proceeds from sale of business	11.9	—	11.9	—
Net cash provided by (used for) investing activities	(68.0)	(37.4)	(139.1)	(112.1)
Cash flows from financing activities:
Borrowings from ABL revolving credit facility and short-term borrowings	0.3	212.4	224.9	790.8
Repayments of ABL revolving credit facility and short-term borrowings	(0.3)	(274.3)	(459.9)	(555.8)
Repayment of long-term debt	(5.3)	(5.5)	(27.1)	(16.4)
Payment of debt issuance costs	—	(0.1)	—	(0.6)
Payment of tax receivable agreement	—	(75.0)	—	(100.0)
Payment of contingent consideration	—	—	—	(12.8)
Dividend payment	(9.5)	(3.8)	(9.5)	(3.8)
Exercise of employee stock options	4.5	1.8	27.4	3.1
Employee taxes paid from shares withheld	(0.5)	—	(3.3)	(4.3)
Net cash provided by (used for) financing activities	(10.8)	(144.5)	(247.5)	100.2
Effect of exchange rate changes on cash and cash equivalents	6.2	5.7	1.5	(9.2)
Increase (decrease) in cash, cash equivalents and restricted cash	283.6	4.5	515.4	(173.9)
Beginning cash, cash equivalents and restricted cash	505.0	268.7	273.2	447.1
Ending cash, cash equivalents and restricted cash	$788.6	$273.2	$788.6	$273.2
Changes in operating working capital
Accounts receivable	$(135.8)	$(118.8)	$(272.5)	$(375.8)
Inventories	47.5	(9.1)	(54.0)	(211.4)
Other current assets	(28.5)	(24.6)	—	(28.8)
Accounts payable	27.2	90.6	(17.7)	132.8
Deferred revenue	89.6	31.8	274.2	67.6
Accrued expenses and other liabilities	46.0	29.5	91.5	(22.0)
Income taxes	38.5	(0.6)	45.2	(11.6)
Total changes in operating working capital	$84.5	$(1.2)	$66.7	$(449.2)

Reconciliation of GAAP and non-GAAP Financial Measures
To supplement this news release, we have included certain non-GAAP financial measures in the format of performance metrics. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. Further, management believes these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
Vertiv’s non-GAAP financial measures include:

•Adjusted operating profit (loss), which represents operating profit (loss), adjusted to exclude amortization of intangibles;
•Adjusted operating margin, which represents adjusted operating profit (loss) divided by net sales;
•Organic net sales growth, which represents the change in net sales adjusted to exclude the impacts of foreign currency exchange rate;
•Adjusted free cash flow, which represents net cash provided by (used for) operating activities adjusted to exclude capital expenditures, investments in capitalized software and include proceeds from disposition of PP&E; and
•Adjusted diluted EPS, which represents diluted earnings per share adjusted to exclude amortization of intangibles and change in warranty liability.

Regional Segment Results

	Three months ended December 31,					Year ended December 31,
	2023	2022	Δ	Δ%	Organic Δ %(2)	2023	2022	Δ	Δ%	Organic Δ %(2)
Net Sales(1):
Americas	$1,019.6	$833.7	$185.9	22.3%	21.9%	$3,844.5	$2,728.6	$1,115.9	40.9%	40.6%
APAC	430.4	425.2	5.2	1.2%	2.7%	1,527.8	1,601.3	(73.5)	(4.6)%	(0.5)%
EMEA	415.4	395.7	19.7	5.0%	1.4%	1,490.9	1,361.6	129.3	9.5%	8.4%
	$1,865.4	$1,654.6	$210.8	12.7%	12.1%	$6,863.2	$5,691.5	$1,171.7	20.6%	21.4%

Adjusted operating profit (loss)(3):
Americas	$274.4	$170.5	$103.9	60.9%		$958.8	$426.1	$532.7	125.0%
APAC	72.7	81.1	(8.4)	(10.4)%		248.5	274.4	(25.9)	(9.4)%
EMEA	117.6	82.2	35.4	43.1%		380.0	234.6	145.4	62.0%
Corporate (4)	(134.3)	(123.3)	(11.0)	8.9%		(533.8)	(495.9)	(37.9)	7.6%
	$330.4	$210.5	$119.9	57.0%		$1,053.5	$439.2	$614.3	139.9%

Adjusted operating margins (5):
Americas	26.9%	20.5%	6.4%			24.9%	15.6%	9.3%
APAC	16.9%	19.1%	(2.2)%			16.3%	17.1%	(0.8)%
EMEA	28.3%	20.8%	7.5%			25.5%	17.2%	8.3%
Vertiv	17.7%	12.7%	5.0%			15.3%	7.7%	7.6%
(1)Segment net sales are presented excluding intercompany sales.
(2)Organic basis is adjusted to exclude foreign currency exchange rate impact and the change in acquisition and divestiture sales.
(3)Adjusted operating profit (loss) is only adjusted at the Corporate segment. There are no adjustments at the reportable segment level between operating profit (loss) and adjusted operating profit (loss).
(4)Corporate costs consist of headquarters management costs, stock-based compensation, other incentive compensation, change in fair value of warrant liabilities, asset impairments and costs that support centralized global functions including Finance, Treasury, Risk Management, Strategy & Marketing, IT, Legal, and global product platform development and offering management.
(5)Adjusted operating margins calculated as adjusted operating profit (loss) divided by net sales.

Sales by Product and Service Offering

	Three months ended December 31,
	2023	2022	Δ	Δ %
Americas:
Critical infrastructure & solutions	$692.3	$527.9	$164.4	31.1%
Services & spares	220.8	198.7	22.1	11.1%
Integrated rack solutions	106.5	107.1	(0.6)	(0.6)%
	$1,019.6	$833.7	$185.9	22.3%
Asia Pacific:
Critical infrastructure & solutions	$264.5	$256.8	$7.7	3.0%
Services & spares	112.4	110.9	1.5	1.4%
Integrated rack solutions	53.5	57.5	(4.0)	(7.0)%
	$430.4	$425.2	$5.2	1.2%
Europe, Middle East & Africa:
Critical infrastructure & solutions	$278.1	$275.0	$3.1	1.1%
Services & spares	90.7	76.3	14.4	18.9%
Integrated rack solutions	46.6	44.4	2.2	5.0%
	$415.4	$395.7	$19.7	5.0%
Total:
Critical infrastructure & solutions	$1,234.9	$1,059.7	$175.2	16.5%
Services & spares	423.9	385.9	38.0	9.8%
Integrated rack solutions	206.6	209.0	(2.4)	(1.1)%
	$1,865.4	$1,654.6	$210.8	12.7%

	Year ended December 31,
	2023	2022	Δ	Δ %
Americas:
Critical infrastructure & solutions	$2,560.5	$1,608.4	$952.1	59.2%
Services & spares	823.3	754.6	68.7	9.1%
Integrated rack solutions	460.7	365.6	95.1	26.0%
	$3,844.5	$2,728.6	$1,115.9	40.9%
Asia Pacific:
Critical infrastructure & solutions	$911.4	$949.3	$(37.9)	(4.0)%
Services & spares	429.7	441.7	(12.0)	(2.7)%
Integrated rack solutions	186.7	210.3	(23.6)	(11.2)%
	$1,527.8	$1,601.3	$(73.5)	(4.6)%
Europe, Middle East & Africa:
Critical infrastructure & solutions	$977.2	$917.6	$59.6	6.5%
Services & spares	339.0	284.3	54.7	19.2%
Integrated rack solutions	174.7	159.7	15.0	9.4%
	$1,490.9	$1,361.6	$129.3	9.5%
Total:
Critical infrastructure & solutions	$4,449.1	$3,475.3	$973.8	28.0%
Services & spares	1,592.0	1,480.6	111.4	7.5%
Integrated rack solutions	822.1	735.6	86.5	11.8%
	$6,863.2	$5,691.5	$1,171.7	20.6%

Organic growth by Product and Service Offering

	Three months ended December 31, 2023
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Critical infrastructure & solutions	$164.4	$(3.6)	$160.8	30.5%
Services & spares	22.1	0.9	23.0	11.6%
Integrated rack solutions	(0.6)	(0.3)	(0.9)	(0.8)%
	$185.9	$(3.0)	$182.9	21.9%
Asia Pacific:
Critical infrastructure & solutions	$7.7	$2.5	$10.2	4.0%
Services & spares	1.5	1.7	3.2	2.9%
Integrated rack solutions	(4.0)	2.2	(1.8)	(3.1)%
	$5.2	$6.4	$11.6	2.7%
Europe, Middle East & Africa:
Critical infrastructure & solutions	$3.1	$(11.2)	$(8.1)	(2.9)%
Services & spares	14.4	(1.5)	12.9	16.9%
Integrated rack solutions	2.2	(1.4)	0.8	1.8%
	$19.7	$(14.1)	$5.6	1.4%
Total:
Critical infrastructure & solutions	$175.2	$(12.3)	$162.9	15.4%
Services & spares	38.0	1.1	39.1	10.1%
Integrated rack solutions	(2.4)	0.5	(1.9)	(0.9)%
	$210.8	$(10.7)	$200.1	12.1%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the three months ended December 31, 2022.

	Year ended December 31, 2023
	Net Sales Δ	FX Δ	Organic growth	Organic Δ %(1)
Americas:
Critical infrastructure & solutions	$952.1	$(4.5)	$947.6	58.9%
Services & spares	68.7	(3.0)	65.7	8.7%
Integrated rack solutions	95.1	(0.6)	94.5	25.8%
	$1,115.9	$(8.1)	$1,107.8	40.6%
Asia Pacific:
Critical infrastructure & solutions	$(37.9)	$38.7	$0.8	0.1%
Services & spares	(12.0)	19.0	7.0	1.6%
Integrated rack solutions	(23.6)	8.5	(15.1)	(7.2)%
	$(73.5)	$66.2	$(7.3)	(0.5)%
Europe, Middle East & Africa:
Critical infrastructure & solutions	$59.6	$(11.7)	$47.9	5.2%
Services & spares	54.7	(0.9)	53.8	18.9%
Integrated rack solutions	15.0	(1.8)	13.2	8.3%
	$129.3	$(14.4)	$114.9	8.4%
Total:
Critical infrastructure & solutions	$973.8	$22.5	$996.3	28.7%
Services & spares	111.4	15.1	126.5	8.5%
Integrated rack solutions	86.5	6.1	92.6	12.6%
	$1,171.7	$43.7	$1,215.4	21.4%
(1)Organic growth percentage change is calculated as organic growth divided by net sales for the year ended December 31, 2022.

Segment information

Operating profit (loss)	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Americas	$274.4	$170.5	$958.8	$426.1
Asia Pacific	72.7	81.1	248.5	274.4
Europe, Middle East & Africa	117.6	82.2	380.0	234.6
Total reportable segments	464.7	333.8	1,587.3	935.1
Foreign currency gain (loss)	(2.7)	(1.9)	(16.0)	(3.7)
Corporate and other	(131.6)	(121.4)	(517.8)	(492.2)
Total corporate, other and eliminations	(134.3)	(123.3)	(533.8)	(495.9)
Amortization of intangibles	(45.2)	(48.1)	(181.3)	(215.8)
Operating profit (loss)	$285.2	$162.4	$872.2	$223.4

Reconciliation of net cash provided by (used for) operating activities to adjusted free cash flow

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Net cash provided by (used for) operating activities	$356.2	$180.7	$900.5	$(152.8)
Capital expenditures	(47.8)	(38.3)	(127.9)	(100.0)
Investments in capitalized software	(3.3)	(3.0)	(6.7)	(11.0)
Proceeds from disposition of PP&E	—	3.9	12.4	3.9
Adjusted free cash flow	$305.1	$143.3	$778.3	$(259.9)

Reconciliation from operating profit (loss) to adjusted operating profit (loss)

	Three months ended December 31, 2023	Three months ended December 31, 2022	Year ended December 31, 2023	Year ended December 31, 2022
Operating profit (loss)	$285.2	$162.4	$872.2	$223.4
Amortization of intangibles	45.2	48.1	181.3	215.8
Adjusted operating profit (loss)	$330.4	$210.5	$1,053.5	$439.2

Reconciliation from operating margin to adjusted operating margin

	Three months ended December 31, 2023	Three months ended December 31, 2022	Δ	Year ended December 31, 2023	Year ended December 31, 2022	Δ
Vertiv net sales	$1,865.4	$1,654.6	$210.8	$6,863.2	$5,691.5	$1,171.7
Vertiv operating profit (loss)	285.2	162.4	122.8	872.2	223.4	648.8
Vertiv operating margin	15.3%	9.8%	5.5%	12.7%	3.9%	8.8%

Amortization of intangibles	$45.2	$48.1	$(2.9)	$181.3	$215.8	$(34.5)
Vertiv adjusted operating profit (loss)	330.4	210.5	119.9	1,053.5	439.2	614.3
Vertiv adjusted operating margin	17.7%	12.7%	5.0%	15.3%	7.7%	7.6%

Reconciliation of Diluted EPS to Non-GAAP Adjusted EPS

Three months ended December 31, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Extinguishment of debt	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$285.2	$42.9	$54.5	$0.5	$(45.3)	$232.6	$0.60
Amortization of intangibles	45.2	—	—	—	—	45.2	0.12
Change in warrant liability	—	—	(54.5)	—	—	54.5	0.14
Nonrecurring tax benefit, net(2)	—	—	—	—	115.0	(115.0)	(0.30)
Non-GAAP Adjusted	$330.4	$42.9	$—	$0.5	$69.7	$217.3	$0.56
(1)Diluted EPS and adjusted diluted EPS is based on 390.5 million shares (includes 381.6 million basic shares, 8.9 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $115.0 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Three months ended December 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$162.4	$45.8	$33.1	$56.9	$26.6	$0.07
Amortization of intangibles	48.1	—	—	—	48.1	0.13
Change in warrant liability	—	—	(33.1)	—	33.1	0.09
Non-GAAP Adjusted	$210.5	$45.8	$—	$56.9	$107.8	$0.28
(1)Diluted EPS and adjusted diluted EPS is based on 378.4 million shares (includes 377.3 million basic shares, 1.1 million potential dilutive stock options and restricted stock units). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Year ended December 31, 2023
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Extinguishment of debt	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$872.2	$180.1	$157.9	$0.5	$73.5	$460.2	$1.19
Amortization of intangibles	181.3	—	—	—	—	181.3	0.47
Change in warrant liability	—	—	(157.9)	—	—	157.9	0.41
Nonrecurring tax benefit, net(2)	—	—	—	—	115.0	(115.0)	(0.30)
Non-GAAP Adjusted	$1,053.5	$180.1	$—	$0.5	$188.5	$684.4	$1.77
(1)Diluted EPS and adjusted diluted EPS is based on 386.2 million shares (includes 380.1 million basic shares, 6.1 million potential dilutive stock options, restricted stock units and performance awards converted into RSUs upon achievement of the related performance target). We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.
(2)Nonrecurring tax benefit includes $115.0 million of valuation allowance release as a result of the Company’s updated assessment of the realization of deferred tax assets in certain countries.

Year ended December 31, 2022
	Operating profit (loss)	Interest expense, net	Change in Warrant Liability	Income tax expense	Net income (loss)	Diluted EPS (1)
GAAP	$223.4	$147.3	$(90.9)	$90.4	$76.6	$(0.04)
Intangible amortization	215.8	—	—	—	215.8	0.57
Change in warrant liability	—	—	90.9	—	(90.9)	—
Non-GAAP Adjusted	$439.2	$147.3	$—	$90.4	$201.5	$0.53
(1)Diluted EPS and adjusted diluted EPS is based on 378.2 million shares (includes 376.7 million basic shares and 1.5 million dilutive warrants). Diluted EPS and adjusted diluted EPS includes an adjustment to exclude $90.9 million from net income which is attributable to the warrants as they were dilutive in the period. We believe that this presentation is more representative of operating results by removing the impact of warrant liability accounting and the associated impact on diluted share count.

Vertiv Holdings Co
2024 Adjusted Guidance
Reconciliation of GAAP Operating Profit to Non-GAAP Adjusted Financial Performance (1)

First Quarter 2024
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (2)
GAAP	$164.2	$41.6	$34.2	$88.4	$0.23
Amortization of intangibles	45.5	—	—	45.5	0.11
Non-GAAP Adjusted	$209.7	$41.6	$34.2	$133.9	$0.34

Full Year 2024
	Operating profit (loss)	Interest expense, net	Income tax expense	Net income (loss)	Diluted EPS (3)
GAAP	$1,117.5	$154.4	$269.6	$693.5	$1.76
Amortization of intangibles	182.0	—	—	182.0	0.47
Non-GAAP Adjusted	$1,299.5	$154.4	$269.6	$875.5	$2.23
(1)Information reconciling certain forward-looking GAAP measures to non-GAAP measures related to FY 2024 guidance, including organic net sales growth, adjusted operating margin and adjusted free cash flow, is not available without unreasonable effort due to high variability, complexity and uncertainty with respect to forecasting and quantifying certain amounts that are necessary for such reconciliations. For the same reasons, we are unable to compute the probable significance of the unavailable information, which could have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.
(2)Diluted EPS and adjusted diluted EPS based on 391.6 million shares (includes 382.1 million basic shares and a weighted average 9.5 million potential dilutive stock options and restricted stock units).
(3)Diluted EPS and adjusted diluted EPS based on 393.2 million shares (includes 384.0 million basic shares and a weighted average 9.2 million potential dilutive stock options and restricted stock units).